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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of AMR Corporation pertaining to $uper $aver, A 401(k) Capital Accumulation Plan for Employees of Participating AMR Corporation Subsidiaries, of our reports dated January 16, 2001, except for Note 15, for which the date is March 19, 2001, with respect to the consolidated financial statements and schedule of AMR Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Dallas, Texas
May 16, 2001










                                        23.1-1